UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

On April 16, 2008, the Company issued the following press release.

Puget Energy shareholders approve merger
with consortium of North American infrastructure investors

BELLEVUE, Wash. -- Shareholders of Puget Energy (NYSE:PSD), the parent company of Puget Sound Energy, a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of western Washington, at a special meeting today approved by more than the required two-thirds vote a merger with a consortium of North American infrastructure investors.
The merger remains subject to various state and federal regulatory approvals and other customary closing conditions. Under the terms of the merger agreement, upon completion of the proposed transaction, Puget Energy shareholders will be entitled to receive $30 in cash in exchange for each share of Puget Energy common stock they own.
               “Today’s vote is a strong endorsement by our shareholders for a transaction that we believe benefits them, and over the next several years will benefit our customers, communities and employees,” said Stephen P. Reynolds, chairman, president and chief executive officer of Puget Energy and PSE. “The approval is a critical milestone toward allowing us to obtain ready access to capital that will enable PSE to build on our 135-year-old legacy as a leading, locally-managed utility and help secure the future energy supply and delivery infrastructure to meet the growing energy needs of our customers.”
The $7.4 billion merger now awaits review and approval by the Washington Utilities and Transportation Commission, the Federal Energy Regulatory Commission, and various other federal agencies.
Puget Energy expects the merger to be completed in the second half of 2008.

For more information on the proposed merger, visit: www.pse.com/insidePSE/newsroom/Pages/MergerNews.aspx

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of  Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 729,000 natural gas customers. PSE, a subsidiary of Puget Energy (NYSE: PSD), meets the energy needs of its growing customer base primarily in Western Washington through incremental, cost-effective energy conservation, procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit www.PSE.com.

Forward Looking Statements
Certain statements in this press release regarding the proposed transaction between Puget Energy and the consortium of primarily North American infrastructure investors constitute “forward-looking statements” under the federal securities laws. These forward-looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,” “believe,” “expect,” “may” or “intend” or similar expressions. Actual results could differ materially from these forward-looking statements. Factors that might cause or contribute to such material differences include, but are not limited to, the ability of Puget Energy to obtain required regulatory approvals of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and from time to time in Puget Energy’s filings with the SEC, including Puget Energy’s Form 10-K for the year ended Dec. 31, 2007. Puget Energy disclaims any obligation to update any forward-looking statements after the date of this news release.

You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, Puget Energy undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

By: /s/ Jennifer L. O’Connor
Dated: April 16, 2008	Jennifer L. O’Connor Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary